EXHIBIT 10(g)





                       FORM OF RESTRICTED SHARES AGREEMENT





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                       RESTRICTED SHARES AGREEMENT BETWEEN
                20TH CENTURY INDUSTRIES, A CALIFORNIA CORPORATION
                     AND ______________________, AN EMPLOYEE
                           OF 20TH CENTURY INDUSTRIES

This Agreement made at Woodland Hills, California, as of the ____ day of ________ 199__, by and between 20th Century Industries, a California corporation, (the "Company") and _______________, (the "Employee").

                                RECITAL OF FACTS

1. The Board of Directors of 20th Century Industries at its meeting held on February 23, 1982 adopted, subject to shareholder approval, the 20th Century Industries Restricted Shares Plan (the "Plan"). The shareholders of 20th Century Industries at their meeting held on May 25, 1982 approved the Plan.

2. The Committee of the Board of Directors of 20th Century Industries designated to administer the Plan (the "Committee") has awarded shares to the Employee pursuant to the Plan.

     THEREFORE, it is agreed by and between the Company and the Employee as follows:

3. The Company has granted to the Employee of the shares of the Company without par value. The shares are evidenced by the following share certificate(s), the restriction with respect to which expires on the date indicated.

Share Certificate         # # of Shares            Restriction Expiration Date
-----------------         -------------            ---------------------------

Each of the share certificates will have attached the following restrictions.

     The shares evidenced by this certificate are "restricted" pursuant to the 20th Century Industries Restricted Shares Plan and may not be transferred or reissued without the consent of 20th Century Industries.

Attached to each share certificate is a stock assignment signed in blank by the shareholder(s) and the signature of each shareholder is guaranteed by a bank or a member of a national securities exchange or an officer of the Company. Such guarantee is undated.

4. During the period of restriction and while subject to forfeiture, the share certificates shall remain in the possession and custody of the Company. If shares are forfeited, the Company may exercise the stock assignment(s) provided for above, but upon delivery to the Employee of a share certificate, the stock assignment pertaining thereto shall also be delivered to the Employee.

5. If the Employee has been continuously employed by 20th Century Industries from the date hereof to the expiration dates of the restrictions, the share certificate for which the restrictions expire shall be delivered to the Employee free of all restrictions other than those imposed, or made necessary by federal and state securities laws. If the employment is terminated for any reason all shares not free of restrictions shall be forfeited in favor of the Company.

6. The Employee acknowledges that he or she has received from the Company the Annual Report to shareholders for the year 1995 of the Company, the Form 10-K filed with the United States Securities and Exchange Commission (the "SEC") of the Company for the year 1995 and the report to shareholders for the third quarter of 1996. The Employee also acknowledges that there have been made available to him or her for inspection, and copying if he or she


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     so desires, copies of prior reports to shareholders and filings with the
     SEC. Such right of inspection and copying shall terminate if and when the employment of the Employee terminates.

7. Attached hereto and made a part hereof as though fully set forth hereto and designated "Annex 1" hereof, is a copy of the 20th Century Industries Restricted Shares Plan. In the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan, including without limitation, those with respect to powers of the Committee, shall prevail and be controlling.

8. If the Employee exercises the election provided for in Section 83(b) of the Internal Revenue Code and Section 17122.7(b) of the Revenue and Taxation Code of California, he or she shall promptly notify the Company.

9. Neither the Plan, this Agreement, nor the award of Restricted Shares shall confer any right to continue in the employ of the Company or interfere in any way the right of the Company to terminate any employment at any time.

10. The Employee shall furnish to the Company all information requested at any time or from time to time by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

11. No shares issued or transferred to an Employee, hereunder, so long as such shares are subject to a risk of forfeiture imposed hereunder, may be transferred, assigned, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except shares upon forfeiture shall be transferred back to the Company or to another Employee upon being regranted.

12. Nothing in the Plan on in this Restricted Shares Agreement entered into pursuant to the Plan shall require the Company to issue or transfer any shares pursuant to an award if such issuance or transfer would, in the opinion of the Committee, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

13. If the Committee shall determine, in its discretion, that the listing, registration or qualification of shares awarded hereunder upon any securities exchange or under any applicable statute or regulation of any jurisdiction relating to securities, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or transfer of such shares, nothing in this Restricted Shares Agreement shall require the Company to issue or transfer such shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

14. In connection with the shares awarded hereunder, it shall be a condition precedent to the Company's obligation to evidence the removal of any restrictions or transfer or lapse of any risk of forfeiture that the Employee make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer on such removal or lapse is made available to the Company for timely payment of such tax.

15. The Employee represents that he or she is having the shares issued to him or her for his or her own account and not with a view to or for sale in connection with any distribution of the shares.

16. Notwithstanding any other provision of this Agreement including, but not limited to, paragraphs 3, 4, and 5 hereof, all shares which have been granted pursuant to this Agreement which have not been delivered to the Employee because of the expiration date of the Restrictions shall vest in the Employee immediately before a "change of control" of the Company, as


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     defined herein, free and clear of any restrictions, except the restrictions imposed by paragraphs 12 through 15 hereof. A "change of control" shall be deemed to take place upon the occurrence of any of the following:

     (i) Any merger or consolidation of the Company with or into any other person, as the result of which the holders of the Company's Common Shares immediately prior to the transaction shall, on the basis of such holdings prior to such transaction, hold less than 50% of the total outstanding voting stock of the surviving corporation immediately upon completion of the transaction.

     (ii) Any sale or exchange of all or substantially all of the property and assets of the Company.

    (iii) Any change in a majority of the Board of Directors of the Company occurring within a period of two years or less, such that a majority of the Board of Directors is comprised of individuals who are not "Continuing Directors". For purposes of the foregoing, a "Continuing Director" shall be a director (A) who was in office at the commencement of such period of two years or (B) was elected subsequent to the commencement of such period with the approval of not less than a majority of those directors referred to in clause (A) who are then in office. Any director meeting the qualifications of clause (B) of the previous sentence shall, with respect to further determinations after the date of such director's election, be deemed a director meeting the qualifications of clause (A) of the previous sentence.

     (iv) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of a majority of the Company's outstanding Common Stock.

     (v)  the liquidation or dissolution of the Company.

     (vi) any other transaction or reorganization similar to the foregoing which in the opinion of the Committee constitutes a "change of control" of the nature described in subparagraphs (i) through (v) hereof.

Upon the shares vesting in the Employee pursuant to this paragraph, share certificate(s) shall be delivered to the Employee pursuant to the procedures set forth in paragraphs 4 and 5 hereof.

Executed at the place and as of the date first above written.

                                          20TH CENTURY INDUSTRIES

                                          By ____________________

                                          William L. Mellick, President and
                                          Chief Executive Officer

                                          By ____________________

                                          John R. Bollington, Secretary

                                          _______________________
                                          "Employee"


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